Exhibit 99.2
Lyft Announces Pricing of Offering of $450 million of Convertible Senior Notes
September 2, 2025
SAN FRANCISCO (BUSINESS WIRE)—Lyft, Inc. (“Lyft”) (NASDAQ: LYFT) today announced the pricing of $450 million aggregate principal amount of Convertible Senior Notes due 2030 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Lyft also granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date Lyft first issues the notes, up to an additional $50 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on September 5, 2025, subject to customary closing conditions, and is expected to result in approximately $438.8 million in net proceeds to Lyft after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Lyft (assuming no exercise of the initial purchasers’ option to purchase additional notes).
The notes will be senior, unsecured obligations of Lyft. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on September 15, 2030, unless earlier redeemed, repurchased or converted. Lyft may not redeem the notes prior to September 20, 2028. Lyft may redeem for cash all or any portion (subject to certain limitations) of the notes, at its option, on or after September 20, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Lyft’s Class A common stock (“Class A common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Lyft provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Lyft provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Lyft is not required to redeem or retire the notes periodically.
Holders of the notes will have the right to require Lyft to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid special interest. In connection with certain corporate events or if Lyft calls any notes for redemption, Lyft will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any of such corporate events or convert their notes called for redemption.
The notes will be convertible at an initial conversion rate of 42.5170 shares of Class A common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.52 per share, which represents a conversion premium of approximately 40.0% to the last reported sale price of $16.80 per share of the Class A common stock on The Nasdaq Global Select Market on September 2, 2025).

Prior to the close of business on the business day immediately preceding June 15, 2030, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after June 15, 2030 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Upon conversion, Lyft will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, at Lyft’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted.
In connection with the pricing of the notes, Lyft entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Class A common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the Class A common stock upon any conversion of notes and/or offset any cash payments Lyft elects to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $33.60 per share, which represents a premium of approximately 100.0% over the last reported sale price of the Class A common stock of $16.80 per share on The Nasdaq Global Select Market on September 2, 2025, and is subject to certain adjustments under the terms of the capped call transactions.
Lyft intends to use (1) approximately $37.8 million of the net proceeds of the offering to pay the cost of the capped call transactions described above, and (2) approximately $95.7 million of the net proceeds of the offering to repurchase approximately 5.7 million shares of the Class A common stock from institutional investors at the closing price on September 2, 2025 through one of the initial purchasers of the notes or its affiliate, acting as Lyft’s agent. If the initial purchasers exercise their option to purchase additional notes, Lyft expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Lyft intends to use any remaining net proceeds for potential future repurchases of its Class A common stock pursuant to its existing repurchase plan and/or for general corporate purposes, working capital, capital expenditures, and potential acquisitions and strategic transactions. From time to time Lyft evaluates potential acquisitions and strategic transactions. However, Lyft has not designated any specific uses and has no current agreements with respect to any material acquisitions or strategic transactions.
Lyft has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the notes at that time. In addition, Lyft has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling the Class A common stock or other securities of Lyft in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during the observation period related to a conversion of the notes, in connection with any redemption or fundamental change repurchase of the notes and, to the extent Lyft unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares of Class A common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.
The notes were and will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
Investor Contact:
Aurélien Nolf, Investor Relations
investor@lyft.com
Media Contact:
Terra Carmichael, Media
press@lyft.com